As filed with the Securities and Exchange Commission on July 25, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

GANNETT CO., INC.

(Exact name of Registrant as specified in its charter)

Delaware	16-0442930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive

McLean, VA 22107

(703) 854-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Mayman, Esq.

Vice President, Associate General Counsel and Secretary

GANNETT CO., INC.

7950 Jones Branch Drive

McLean, VA 22107

(703) 854-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service or process)

With a copy to:

Richard F. Langan, Jr., Esq. John C. Partigan, Esq. Nixon Peabody LLP 401 Ninth Street, N.W. Washington, DC 20004 (202) 940-3000	James E. Showen, Esq. Kevin L. Vold, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit or Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $1.00 par value per share (2)	—	—	—	—
Preferred Stock, $1.00 par value per share	—	—	—	—
Debt Securities	—	—	—	—
Depositary Shares (3)	—	—	—	—
Warrants (4)	—	—	—	—
Stock Purchase Contracts (5)	—	—	—	—
Stock Purchase Units (5)	—	—	—	—
Total (1)				$0

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Securities registered under this registration statement may be sold either separately or as units comprised of more than one type of security registered hereunder. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, Gannett Co., Inc. is deferring payment of all of the registration fee, except for $69,000 that has already been paid with respect to $750,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-85430, which was filed on April 3, 2002, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

(2)	Each share of our common stock includes one stockholder right as described under “Description of Common and Preferred Stock.”

(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If we elect to offer fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(4)	Includes warrants to purchase common stock, preferred stock, depositary shares or debt securities.

(5)	Includes an indeterminable number of shares of common stock, preferred stock or depositary shares to be issuable by us upon settlement of the stock purchase contracts or stock purchase units.

PROSPECTUS

GANNETT CO., INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time, the securities listed above together or separately, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you purchase any of our securities.

We may offer and sell the securities directly to you, through agents we select or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “GCI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is July 25, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. The prospectus supplement may also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition and results of operations may have changed since then.

In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of this information by mail, at prescribed rates, from the SEC’s Public Reference Room at the following location:

United States Securities and Exchange Commission

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The SEC file number for all of the incorporated documents is 1-6961.

Company SEC filings	Period
Annual Report on Form 10-K	Year ended December 25, 2005, filed on February 24, 2006

Quarterly Report on Form 10-Q	Quarter ended March 26, 2006, filed on May 4, 2006

Current Reports on Form 8-K	Filed January 17, 2006 (as amended February 21, 2006), March 27, 2006, May 25, 2006 and June 29, 2006

Registration Statement on Form 8-B	Filed June 14, 1972, including any amendment or reports filed for the purpose of updating such description.

Registration Statement on Form 8-A	Filed May 23, 1990 (as amended May 2, 2000), including any amendment or reports filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information “furnished” under Item 2.02 and Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may obtain any of these incorporated documents through us, or from the SEC through the SEC’s website at the address noted above. Documents incorporated by reference are available from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference, by requesting them from us in writing or by telephone at the following address:

Secretary

Gannett Co., Inc.

7950 Jones Branch Drive

McLean, VA 22107

(703) 854-6000

Documents may also be available on our website in the investor relations section at http://www.gannett.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus (including documents incorporated by reference) may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expect”, “intend”, “believe”, “anticipate”, “likely”, “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those anticipated in the forward-looking statements. Except as required by law, the company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise.

Potential risks and uncertainties which could adversely affect the company’s ability to obtain these results include, without limitation, the following factors: (a) increased consolidation among major retailers or other events which may adversely affect business operations of major customers and depress the level of local and national advertising; (b) an economic downturn in some or all of the company’s principal newspaper or broadcasting markets leading to decreased circulation or local, national or classified advertising; (c) a decline in general newspaper readership and/or advertiser patterns as a result of competitive alternative media or other factors; (d) an increase in newsprint or syndication programming costs over the levels anticipated; (e) labor disputes which may cause revenue declines or increased labor costs; (f) acquisitions of new businesses or dispositions of existing businesses; (g) a decline in viewership of major networks and local news programming; (h) rapid technological changes and frequent new product introductions prevalent in electronic publishing; (i) an increase in interest rates; (j) a weakening in the Sterling to U.S. dollar exchange rate; and (k) general economic, political and business conditions.

GANNETT CO., INC.

Gannett Co., Inc. is a leading international news and information company. In the United States, we publish 90 daily newspapers, including USA TODAY, and nearly 1,000 non-daily publications. Along with each of our daily newspapers, we operate Internet Web sites offering news and advertising that are customized for the market served and integrated with our publishing operations. USA TODAY.com is one of the most popular news sites on the Web. We are the largest newspaper publisher in the United States.

Newspaper publishing operations in the United Kingdom, operating as Newsquest, include 17 daily newspapers, more than 300 non-daily publications, locally integrated Web sites and classified business Web sites with national reach. Newsquest is the second largest regional newspaper publisher in the U.K.

In broadcasting, we operate 22 television stations in the United States with a market reach of more than 19.8 million households. Each of these stations also operates locally oriented Internet Web sites offering news, entertainment and advertising content in text and video format. Through our subsidiary, Captivate, our broadcasting group delivers news and advertising to a highly desirable audience demographic through video screens in office tower and select hotel elevators.

Our Total Online Internet Audience in December 2005 was nearly 21 million unique visitors, reaching about 13.5% of the Internet audience, as measured by Nielsen//NetRatings.

Complementing our publishing and broadcasting businesses, we have made strategic investments in the online advertising business through our subsidiary, PointRoll, which provides online advertisers with rich media marketing services, and through several important partnership investments, including CareerBuilder for employment advertising; Classified Ventures for auto and real estate ads; Topix.net, a news content aggregator; ShermansTravel, an online travel service; ShopLocal, a provider of online marketing solutions for local, regional and national advertisers of all types; and 4INFO, which provides mobile phone search services.

Gannett was founded by Frank E. Gannett and associates in 1906 and incorporated in 1923. We went public in 1967 and reincorporated in Delaware in 1972. Our more than 238 million outstanding shares of common stock are held by approximately 10,500 shareholders of record in all 50 states and several foreign countries. We have approximately 52,600 employees.

Our principal executive offices are located at 7950 Jones Branch Drive, McLean, Virginia 22107; telephone (703) 854-6000.

USE OF PROCEEDS

Except as otherwise may be set forth in the prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered securities to our general funds. These funds will be used for general corporate purposes, including capital expenditures, working capital, securities repurchase programs, repayment of long term and short term debt and the financing of future acquisitions. We may also invest funds which are not required immediately in short term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Three months ended March 26, 2006		As of fiscal year end
			2005		2004		2003		2002		2001
Ratio of earnings to fixed charges(1)	6.2	x	8.8	x	13.0	x	12.4	x	11.4	x	6.5	x

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interests in consolidated subsidiaries and income or loss from Gannett’s equity investments, plus fixed charges. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense that Gannett believes to be a reasonable estimate of the interest factor.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For the complete terms of our common stock and preferred stock, please refer to our second restated certificate of incorporation, as amended, which we refer to in this prospectus as our charter, our bylaws, as amended, which we refer to as our bylaws, and our rights plan agreement, as amended, which we refer to as our rights plan agreement, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our charter, bylaws and rights plan agreement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

Authorized Capitalization

As of the date of this prospectus, our capital structure consists of 800,000,000 authorized shares of common stock, par value $1.00 per share, and 2,000,000 shares of undesignated preferred stock, par value $1.00 per share. As of March 26, 2006, an aggregate of 238,045,823 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future.

Our bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected, in which case directors shall be elected by the vote of a plurality of the shares present and entitled to vote at the meeting, once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of the holders of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares of common stock offered by this prospectus as well as the shares issuable upon the conversion of any preferred stock or debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and non-assessable.

Preferred Stock

No shares of our preferred stock are currently outstanding. Under our charter, our board of directors, without further action by our stockholders, is authorized to issue up to 2,000,000 shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter and Bylaws

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Charter and Bylaws Provisions. Our charter and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors; Removals; Vacancies. Our charter and bylaws provide for our board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered, three-year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors. Our charter also provides that vacancies on the board of directors may only be filled by a majority of the board of directors then in office and further provides that directors may only be removed without cause by the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors; directors may be removed for cause by the affirmative vote of a majority of such holders. The provisions of our charter and bylaws that govern the number, election, classification and terms of the board of directors may not be amended without the affirmative vote of at least 80% of all the then outstanding shares of stock entitled to vote generally in the election of directors.

Supermajority Voting. Our charter requires the approval of the holders of at least 80% of our combined voting power to effect certain amendments to our charter and also to effect certain business combinations, unless such business combinations have been approved by a majority of disinterested directors or meet the price and procedure requirements set forth in the charter. Our bylaws may be amended by either a majority of the board of directors or the stockholders except that certain provisions may not be amended without the affirmative vote of the holders of at least 80% of our voting stock.

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 800,000,000 shares of common stock and 2,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our charter grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders. Our bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, special meetings of our stockholders may be called only by the Chairman of the board of directors or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

No Stockholder Action by Written Consent. Our charter and bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be effected by written consent of the stockholders.

Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our charter or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, except for shareholder proposals submitted in accordance with the federal proxy rules, as to which the requirements specified therein shall control, notice must be received at our principal executive offices not less than 90 days prior to the meeting. The notice must contain certain information specified in the bylaws.

Limitation of Director Liability. Our charter and bylaws limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our charter provides that our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our bylaws also provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law.

Rights Plan Agreement

On May 21, 1990, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock of the Company; the dividend was paid on June 8, 1990. The description and terms of the preferred share purchase rights are set forth in the rights plan agreement. The following is a summary of the material terms of this agreement. The statements below are only a summary, and we refer you to the rights plan agreement, as amended, which is incorporated herein by reference. Each statement is qualified in its entirety by such reference.

Under the rights plan agreement, one stockholder right is attached to each share of common stock. The stockholder rights are transferable only with the common stock until they become exercisable, are redeemed or expire.

Each right entitles the holder to purchase from the Company one four-hundredth of a share of Series A junior participating preferred stock, par value $1.00 per share, at a price of $280 per one four-hundredth of a preferred share, subject to further adjustment. The rights will separate from the common stock upon the earlier of:

•	the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock, such person or group referred to as an “acquiring person”; and

•	the tenth business day after a person or group commences or announces its intent to commence a tender or exchange offer, the consummation of which would result in such person or group becoming an acquiring person.

If any person or group becomes an acquiring person, instead of one four-hundredth of a share of Series A junior participating preferred stock, each stockholder right, other than any stockholder rights held by the acquiring person or group, will then represent the right to receive upon exercise an amount of common stock having a market value equal to twice the exercise price, subject to certain exceptions.

If after a person or group becomes an acquiring person, we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each stockholder right will then represent the right to receive upon exercise an amount of common stock of the other party to the merger or other business combination having a market value equal to twice the exercise price.

In addition, at any time after any person or group becomes an acquiring person, but before that person or group becomes the beneficial owner of 50% or more of the outstanding common stock, our board of directors may at its option exchange the stockholder rights, in whole or in part, other than any stockholder rights held by the acquiring person or group, for common stock at an exchange ratio of one share of common stock (or a fraction of a preferred share having the same market value) per right, subject to adjustment as described in the agreement.

The exercise price payable, the number of thousandths of shares of preferred stock and the amount of common stock, cash or securities or assets issuable upon exercise of, or exchange for, stockholder rights and the number of outstanding rights are subject to adjustment to prevent dilution if certain events occur.

Our board of directors may redeem the stockholder rights in whole, but not in part, for one cent ($.01) per right, as adjusted to reflect any preferred stock split, stock dividend or similar transaction, at any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding common stock of the Company. Unless earlier redeemed by us, exercised or exchanged, the stockholder rights will expire on May 31, 2010.

The stockholder rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur, even though such takeover may offer stockholders opportunity to sell their shares at a price above the prevailing market and/or may be favored by a majority of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The description is not complete. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture dated as of March 1, 1983 between us and Citibank, N.A. as trustee, as amended or supplemented. This indenture provides that we may appoint a trustee with respect to each new series of debt securities thereunder. The appointed trustee will serve with respect to only that series, unless we specifically appoint them to serve as trustee with respect to any preceding or succeeding series of debt securities. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities. When we refer to the “indenture” in this prospectus, we are referring to the indenture described above under which your debt securities will be issued, as may be supplemented by any supplemental indenture applicable to your debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the applicable indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

General Terms of Debt Securities

The indenture does not limit the amount of debt securities which may be issued thereunder. You are urged to read the prospectus supplement relating to a particular series of debt securities being offered which will include the following terms of the debt securities offered under such prospectus supplement:

•	the designation of such debt securities;

•	the aggregate principal amount of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the currency or currencies with which such debt securities may be purchased and the currency or currencies in which principal of and any interest on debt securities may be payable;

•	if the currency for which such debt securities may be purchased or in which principal of and any interest may be payable is at the purchaser’s election, the manner in which such an election may be made;

•	the date or dates on which such debt securities will mature;

•	the rate or rates, if any, per annum at which such debt securities will bear interest, or the method of determination of such rate or rates (the debt securities may bear interest either at a fixed rate or at a variable rate determined by reference to indices that may include a commercial paper rate, CD rate, federal funds rate, treasury rate or such other interest rate formula as may be indicated in a prospectus supplement relating to such debt securities);

•	the times at which such interest, if any, will be payable;

•	provisions for a sinking, purchase or other analogous fund, if any;

•	the date or dates, if any, after which such debt securities may be redeemed at our option or at the option of the holder and the redemption price or prices;

•	any other provisions affecting the redemption of such debt securities; and

•	any other special feature of the series of debt securities.

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Principal, premium, if any, and interest, if any, on the debt securities will be payable and the debt securities will be transferable, at the office or agency of the trustee, provided that payment of interest, if any, may be made, at our option, by check mailed to the address of the person entitled thereto as it appears in the security register.

The indenture provides for more than one trustee, each with respect to one or more different series of debt securities. If at any time there are two or more trustees, each with respect to different series of debt securities, the term debt securities shall refer to the one or more series with respect to which each respective trustee is acting.

Unless otherwise provided in the prospectus supplement, the debt securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness.

The debt securities may be issued in fully registered form without coupons and, unless otherwise specified in the prospectus supplement, in denominations of $1,000 and multiples of $1,000. If debt securities are issued in bearer form, we may modify the form of debt security, payment procedures and other related matters, as appropriate. The prospectus supplement will indicate whether the debt securities will be in registered or bearer form, the denominations to be issued, the procedures for payment of interest and principal thereon and other matters. No service charge will be made for any transfer or exchange of the debt securities, but either we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Global Securities

We may also issue debt securities of a series in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, the depository identified in the prospectus supplement relating to such series for purposes of book entry registration and transfer. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by or to the depository for such global security or its successor, or any nominee of such depository or successor depository.

The specific terms of the depository arrangement with respect to any series of debt securities and the rights of and limitations on owners of beneficial interests in global securities representing debt securities will be described in the prospectus supplement relating to such debt securities.

Certain Covenants of Gannett

Limitations of Liens. We will covenant that, so long as any of the debt securities issued under the indenture remain outstanding, we will not, nor will we permit any of our restricted subsidiaries, to issue, assume or guarantee any indebtedness for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any of our assets or on any asset of our restricted subsidiaries, unless the outstanding debt securities are secured equally and ratably with such secured indebtedness. The term “restricted subsidiary” refers to any subsidiary as of December 26, 1982, which at such date was primarily engaged in the business of newspaper publishing.

Notwithstanding the above, this restriction shall not apply to:

•	mortgages on property existing at the time that it is acquired;

•	mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or one of our restricted subsidiaries, or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or one of our restricted subsidiaries;

•	mortgages securing our indebtedness or indebtedness of one of our restricted subsidiaries owing to a restricted subsidiary or to us;

•	mortgages on property to secure indebtedness incurred for the purpose of financing all or any part of the price of acquisition, construction or improvement of such property, which indebtedness is incurred pursuant to a commitment obtained prior to or within 12 months after the later of such acquisition, completion of such improvements or construction or the placing in operation of such property;

•	mortgages in favor of the United States of America or any state thereof, or any political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings);

•	mortgages existing on January 27, 1986; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses.

Notwithstanding the above, we may or any of our restricted subsidiaries may, without securing the outstanding securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that the aggregate amount of such indebtedness which, together with all attributable debt in respect of sale and leaseback transactions not otherwise permitted by the indenture, would then be outstanding (not including secured indebtedness under the foregoing exceptions) does not exceed 5% of our consolidated shareholders’ equity as of the end of the fiscal year preceding the date of such determination. The term “attributable debt” is defined as the present value (discounted as provided in the indenture) of the obligation of a lessee for net rental payments during the remaining term of any lease entered into in connection with a sale and leaseback transaction.

Limitation on Sale and Leaseback Transactions. Under the terms of the indenture, we and our restricted subsidiaries are prohibited from entering into any sale and leaseback transactions with any person (other than transactions between us and one of our restricted subsidiaries) of any of our assets or assets of our restricted subsidiaries, except for leases for a term, including renewals, of not more than three years. Notwithstanding the above, we may enter into such transactions if:

•	we or the restricted subsidiary involved would be entitled to issue, assume or guarantee indebtedness secured by the asset involved at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the outstanding securities;

•	within a period commencing twelve months prior to the consummation of such sale and leaseback transaction and ending twelve months after such consummation, we or the restricted subsidiary involved has expended, or will expend, for our asset or assets or for the asset or assets of such restricted subsidiary an amount equal to the net proceeds from such sale and leaseback transaction; or

•	an amount equal to the greater of the fair value (in the opinion of our board of directors) of such asset or such attributable debt is applied to the retirement of our funded non-subordinated indebtedness or that of our restricted subsidiary.

Restrictions on Consolidation, Merger or Sale. We will not consolidate with or merge into or dispose of all or substantially all of our property to any corporation unless the surviving corporation (if other than us) shall assume our obligations under the indenture and immediately after giving effect to such transactions, no event of default shall have happened and be continuing.

Events of Default, Waiver and Notice

As to each series of debt securities, an event of default is defined in the indenture as being:

•	default for 30 days in payment of any interest on the debt securities of that series;

•	default in payment of principal and premium, if any, on the debt securities of that series when due either at maturity, upon redemption including pursuant to any sinking fund, by declaration or otherwise;

•	default by us in the performance of any other of the covenants or agreements in the indenture which shall not have been remedied for a period of 60 days after notice;

•	the due acceleration of indebtedness of at least $5,000,000 outstanding aggregate principal amount for money borrowed under the terms of the instruments under which such indebtedness is issued or secured, such acceleration not having been remedied, cured or waived; and

•	various events involving our bankruptcy, insolvency or reorganization.

The indenture provides that the trustee may withhold notice to the holders of debt securities of any default (except in payment of principal of or interest or premium on the securities) if the trustee considers it in the interest of holders of debt securities to do so. No periodic evidence concerning compliance with the indenture or absence of defaults is required by the indenture.

The indenture provides that if an event of default due to the default in the payment of principal, interest or premium, if any, on any series of debt securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the debt securities of such series affected thereby then outstanding may declare the principal of all such debt securities (or, in the case of discounted debt securities, the amount payable according to the terms of such debt securities) to be due and payable immediately. The indenture also provides that if an event of default resulting from default in the performance of any other of the covenants or agreements in the indenture or from the due acceleration of indebtedness of at least $5,000,000 outstanding aggregate principal amount shall have occurred and be continuing and in various events of our bankruptcy, insolvency and reorganization, either the trustee or the holders of 25% in principal amount of all series of debt securities then outstanding for which the same entity serves as trustee (treated as one class) may declare the principal of all such debt securities to be due and payable immediately. Notwithstanding the above, upon certain conditions, including payment of past due principal and interest, such declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

The holders of a majority in principal amount of the debt securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, provided that the holders shall have offered to the trustee reasonable indemnity against expenses and liabilities.

Defeasance

The indenture does not provide specifically for defeasance of any series of debt securities other than during the one year period immediately preceding the maturity of such series. However, we may amend the indenture to provide that, with respect to any series of debt securities to be issued after the date of the amendment, we will be entitled to defease any series of debt securities issued on or after the date thereof upon specified conditions. The defeasance amendment would provide that the indenture will cease to be of further effect with respect to a given series (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture with respect to such series), and we will be deemed to have satisfied and discharged the indenture with respect to such series, if:

•	we deposit or cause to be deposited with the trustee an amount in cash or the equivalent in securities of the government which issued the currency in which the debt securities are denominated (or government agencies backed by the full faith and credit of such government) sufficient to pay and discharge the principal at maturity of and interest, if any, to the date of maturity on such series; and

•	if we have paid or caused to be paid all other sums payable by us under the indenture with respect to such series.

The amendment would provide further that, in the event of any such defeasance, holders of those debt securities would be able to look only to that trust fund for payment of principal and premium, if any, and interest, if any, on the debt securities until maturity. The amendment would also provide that the deposit described above may only be made if the trustee has received an opinion of counsel to the effect that, as a result of the deposit, registration would not be required under the Investment Company Act of 1940, as amended, by the depositing party, the trust funds representing such deposit or the trustee.

The defeasance may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case holders of the debt securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. The holders thereafter might be required to include in income a different amount than would be includible in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the debt securities; provided, that no such modification shall:

•	extend the final maturity of any debt security, or reduce the principal amount thereof (including in the case of an original issue discounted debt security, the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each debt security so affected, or

•	reduce the aforesaid percentage of debt securities the consent of the holders of which is required for any such modification without the consent of the holders of each debt security affected.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of debt securities in various other circumstances, including if we merge or if the trustee with respect to the debt securities of one or more series is replaced.

The Trustee

We may maintain a bank account and have other normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or document incorporated by reference are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” on page 2.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement or incorporated document relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement. A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock,

the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up. The deposit agreement may also be terminated by the preferred stock depositary as described in “—Miscellaneous” below.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that we or the preferred stock depositary believe to be competent and on documents that we or the preferred stock depositary believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions that are common to all series of the warrants we may offer pursuant to this prospectus. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement and warrant certificate relating to each series of warrants, which will be in the form incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” Warrants may be issued independently or together with any series of underlying warrant securities offered by any prospectus supplement and may be attached to or separate from the underlying warrant securities. The warrants will be issued under warrant agreements which we will enter into with a bank or trust company, as warrant agent, which will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the offering price or prices;

•	the currency or currencies in which warrants may be purchased;

•	the designation and terms of the underlying warrant securities purchasable upon the exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	the price at which and the currency or currencies, including composite currencies, with which the underlying warrant securities purchasable upon the exercise of the warrants may be purchased;

•	the date on and after which the warrants and the underlying warrant securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire, referred to as the expiration date (subject to any extension);

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts and/or stock purchase units from time to time. The following description summarizes the general terms and provisions of the stock purchase contracts and/or stock purchase units that we may offer pursuant to this prospectus. The specific terms relating to any stock purchase contracts and/or stock purchase units that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific stock purchase contracts and/or stock purchase units offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable stock purchase contract or stock purchase unit agreement, which will be in the form incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those stock purchase contracts or stock purchase units, as well as, if applicable, any collateral arrangements or depositary arrangements relating to those stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

We may sell the offered securities in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to dealers or underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to such conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The New York Stock Exchange. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Delayed Delivery Contracts

We may authorize agents and underwriters to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and unless we otherwise agree, the aggregate proceeds of securities pursuant to delayed delivery contracts shall not be less than, nor more than, the respective proceeds stated in the prospectus supplement. Purchasers with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Other

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents who may be deemed to be underwriters as defined in the Securities Act and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents or their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed on for Gannett by Todd A. Mayman, Esq., Vice President, Associate General Counsel and Secretary of Gannett, Nixon Peabody LLP, Washington, D.C. and Hogan & Hartson L.L.P., and for any underwriters by Simpson Thacher & Bartlett LLP, New York, New York. As of June 25, 2006, Mr. Mayman beneficially owned 55,358 shares of Gannett common stock, including 52,040 shares which Mr. Mayman has the right to acquire within 60 days of July 25, 2006 upon the exercise of stock options.

EXPERTS

The consolidated financial statements of Gannett Co., Inc. for 2005 appearing in our most recent Annual Report (Form 10-K) for the year ended December 25, 2005, and Gannett Co., Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Gannett Co., Inc. for the years ended 2004 and 2003 are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 25, 2005 and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the Registrant in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$	*
Printing and engraving expenses		100,000
Blue sky fees and expenses		10,000
Rating agency fees		200,000
Trustee’s fees and expenses (including counsel fees)		25,000
Legal fees and expenses		75,000
Accounting fees and expenses		40,000
Miscellaneous fees and expenses		25,000
Total		$475,000

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, except for $69,000 which was paid previously with respect to $750,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-85430 and were not sold thereunder, and is being applied hereto pursuant to Rule 457(p) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits Gannett Co., Inc. (the “Company”) to indemnify any director or officer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

Section 17 of Article II of the Company’s bylaws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company against any fine, liability, cost or expense asserted against him or incurred by him in his capacity as such director or officer, or arising out of his status as such director, officer, agent, employee, or representative. The Company may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Company would have the power to indemnify him against such liability under the DGCL.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the amended Second Restated Certificate of Incorporation of the Company eliminates the personal liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of the Company’s bylaws and Article NINTH of the Company’s Second Restated Certificate of Incorporation, as applicable.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Exhibit Description	Location

1-1	Form of Underwriting Agreement for Common Stock or Preferred Stock.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

1-2	Form of Underwriting Agreement for Debt Securities.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

3-1	Second Restated Certificate of Incorporation of Gannett Co., Inc.	Incorporated by reference to Exhibit 3-1 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 26, 1993 (“1993 Form 10-K”). Amendment incorporated by reference to Exhibit 3-1 to the 1993 Form 10-K. Amendment dated May 2, 2000, incorporated by reference to Gannett Co., Inc.’s Form 10-Q for the fiscal quarter ended March 26, 2000.

3-2	Bylaws of Gannett Co., Inc.	Incorporated by reference to Exhibit 3-2 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 25, 2005.

3-3	Form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series A Participating Preferred Stock, par value $1.00 per share, of Gannett Co., Inc.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

4-1	Indenture dated as of March 1, 1983 between Gannett Co., Inc. and Citibank, N.A., as Trustee.	Incorporated by reference to Exhibit 4-2 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 29, 1985.

4-2	First Supplemental Indenture dated as of November 5, 1986 among Gannett Co., Inc., Citibank, N.A., as Trustee, and Sovran Bank, N.A., as Successor Trustee.	Incorporated by reference to Exhibit 4 to Gannett Co., Inc.’s Form 8-K filed on November 9, 1986.

4-3	Second Supplemental Indenture dated as of June 1, 1995, among Gannett Co., Inc., NationsBank, N.A., as Trustee, and Crestar Bank, as Trustee.	Incorporated by reference to Exhibit 4 to Gannett Co., Inc.’s Form 8-K filed on June 15, 1995.

Exhibit Number	Exhibit Description	Location

4-4	Third Supplemental Indenture, dated as of March 14, 2002, between Gannett Co., Inc. and Wells Fargo Bank Minnesota, N.A., as Trustee.	Incorporated by reference to Exhibit 4.16 to Gannett Co., Inc.’s Form 8-K filed on March 14, 2002.

4-5	Fourth Supplemental Indenture, dated as of June 16, 2005, between Gannett Co., Inc. and Wells Fargo Bank National Association, as Trustee.	Incorporated by reference to same numbered exhibit to Gannett Co., Inc.’s Form 10-Q for the fiscal quarter ended June 26, 2005.

4-6	Fifth Supplemental Indenture, dated as of May 26, 2006, between Gannett Co., Inc. and Wells Fargo Bank National Association, as Trustee	Incorporated by reference to Exhibit 4.1 to Gannett Co., Inc.’s Form 8-K filed on May 25, 2006.

4-7	Form of Common Stock Certificate.	Incorporated by reference to Exhibit 2 to Gannett Co., Inc.’s Form 8-B filed on June 14, 1972.

4-8	Form of Preferred Stock Certificate.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-9	Form of Debt Security.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-10	Form of Deposit Agreement (including terms of Depositary Receipts to be issued thereunder).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-11	Form of Warrant Agreement (including form of Warrant).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-12	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-13	Form of Stock Purchase Unit (including Form of Stock Purchase Unit Certificate).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-14	Rights Agreement, dated as of May 21, 1990, between Gannett Co., Inc. and First Chicago Trust Company of New York, as Rights Agent.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

4-15	Amendment No. 1 to Rights Agreement, dated as of May 2, 2000, between Gannett Co., Inc. and Norwest Bank Minnesota, N.A., as successor rights agent to First Chicago Trust Company of New York.	Incorporated by reference to Exhibit 2 to Gannett Co., Inc.’s Form 8-A/A filed on May 2, 2000.

4-16	Form of Rights Certificate.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

Exhibit Number	Exhibit Description	Location

5-1	Opinion of Nixon Peabody LLP relating to the securities.	Filed herewith.

12-1	Computation of Ratio of Earnings to Fixed Charges.	Incorporated by reference to Exhibit 12.1 to Gannett Co., Inc.’s Form 8-K filed on May 25, 2006.

23-1	Consent of Nixon Peabody LLP.	Included in Exhibit 5-1.

23-2	Consent of Ernst & Young LLP.	Filed herewith.

23-3	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

24-1	Powers of Attorney	Included on the signature page.

25-1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulation prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on July 25, 2006.

GANNETT CO., INC.

By:	/s/ Gracia C. Martore
Gracia C. Martore
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig A. Dubow and Gracia C. Martore, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig A. Dubow Craig A. Dubow	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 25, 2006

/s/ Gracia C. Martore Gracia C. Martore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 25, 2006

/s/ George R. Gavagan George R. Gavagan	Vice President and Controller (Principal Accounting Officer)	July 25, 2006

/s/ Louis D. Boccardi Louis D. Boccardi	Director	July 25, 2006

/s/ Arthur H. Harper Arthur H. Harper	Director	July 25, 2006

/s/ James A. Johnson James A. Johnson	Director	July 25, 2006

/s/ Marjorie Magner Marjorie Magner	Director	July 25, 2006

/s/ Duncan M. McFarland Duncan M. McFarland	Director	July 25, 2006

/s/ Stephen P. Munn Stephen P. Munn	Director	July 25, 2006

/s/ Donna E. Shalala Donna E. Shalala	Director	July 25, 2006

/s/ Karen Hastie Williams Karen Hastie Williams	Director	July 25, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

1-1	Form of Underwriting Agreement for Common Stock or Preferred Stock.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

1-2	Form of Underwriting Agreement for Debt Securities.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

3-1	Second Restated Certificate of Incorporation of Gannett Co., Inc.	Incorporated by reference to Exhibit 3-1 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 26, 1993 (“1993 Form 10-K”). Amendment incorporated by reference to Exhibit 3-1 to the 1993 Form 10-K. Amendment dated May 2, 2000, incorporated by reference to Gannett Co., Inc.’s Form 10-Q for the fiscal quarter ended March 26, 2000.

3-2	Bylaws of Gannett Co., Inc.	Incorporated by reference to Exhibit 3-2 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 25, 2005.

3-3	Form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series A Participating Preferred Stock, par value $1.00 per share, of Gannett Co., Inc.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

4-1	Indenture dated as of March 1, 1983 between Gannett Co., Inc. and Citibank, N.A., as Trustee.	Incorporated by reference to Exhibit 4-2 to Gannett Co., Inc.’s Form 10-K for the fiscal year ended December 29, 1985.

4-2	First Supplemental Indenture dated as of November 5, 1986 among Gannett Co., Inc., Citibank, N.A., as Trustee, and Sovran Bank, N.A., as Successor Trustee.	Incorporated by reference to Exhibit 4 to Gannett Co., Inc.’s Form 8-K filed on November 9, 1986.

4-3	Second Supplemental Indenture dated as of June 1, 1995, among Gannett Co., Inc., NationsBank, N.A., as Trustee, and Crestar Bank, as Trustee.	Incorporated by reference to Exhibit 4 to Gannett Co., Inc.’s Form 8-K filed on June 15, 1995.

4-4	Third Supplemental Indenture, dated as of March 14, 2002, between Gannett Co., Inc. and Wells Fargo Bank Minnesota, N.A., as Trustee.	Incorporated by reference to Exhibit 4.16 to Gannett Co., Inc.’s Form 8-K filed on March 14, 2002.

4-5	Fourth Supplemental Indenture, dated as of June 16, 2005, between Gannett Co., Inc. and Wells Fargo Bank National Association, as Trustee.	Incorporated by reference to same numbered exhibit to Gannett Co., Inc.’s Form 10-Q for the fiscal quarter ended June 26, 2005.

4-6	Fifth Supplemental Indenture, dated as of May 26, 2006, between Gannett Co., Inc. and Wells Fargo Bank National Association, as Trustee	Incorporated by reference to Exhibit 4.1 to Gannett Co., Inc.’s Form 8-K filed on May 25, 2006.

4-7	Form of Common Stock Certificate.	Incorporated by reference to Exhibit 2 to Gannett Co., Inc.’s Form 8-B filed on June 14, 1972.

Exhibit Number	Exhibit Description	Location

4-8	Form of Preferred Stock Certificate.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-9	Form of Debt Security.	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-10	Form of Deposit Agreement (including terms of Depositary Receipts to be issued thereunder).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-11	Form of Warrant Agreement (including form of Warrant).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-12	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-13	Form of Stock Purchase Unit (including Form of Stock Purchase Unit Certificate).	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by Gannett Co., Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

4-14	Rights Agreement, dated as of May 21, 1990, between Gannett Co., Inc. and First Chicago Trust Company of New York, as Rights Agent.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

4-15	Amendment No. 1 to Rights Agreement, dated as of May 2, 2000, between Gannett Co., Inc. and Norwest Bank Minnesota, N.A., as successor rights agent to First Chicago Trust Company of New York.	Incorporated by reference to Exhibit 2 to Gannett Co., Inc.’s Form 8-A/A filed on May 2, 2000.

4-16	Form of Rights Certificate.	Incorporated by reference to Exhibit 1 to Gannett Co., Inc.’s Form 8-A filed on May 23, 1990.

5-1	Opinion of Nixon Peabody LLP relating to the securities.	Filed herewith.

12-1	Computation of Ratio of Earnings to Fixed Charges.	Incorporated by reference to Exhibit 12.1 to Gannett Co., Inc.’s Form 8-K filed on May 25, 2006.

23-1	Consent of Nixon Peabody LLP.	Included in Exhibit 5-1.

23-2	Consent of Ernst & Young LLP.	Filed herewith.

23-3	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

24-1	Powers of Attorney	Included on the signature page.

25-1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.	Filed herewith.